Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-237813

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common stock, no par value each	$25,000,000	$2,727.50

(1)

Calculated in accordance with Rule 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-237813) in accordance with Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT

(to Prospectus dated April 23, 2020)

BJ'S Restaurants, Inc.

Up to $25,000,000 maximum aggregate offering price

Common Stock

We have entered into a distribution agreement (the “distribution agreement”) with J.P. Morgan Securities LLC, (the “sales agent”) relating to shares of our common stock, no par value, offered by this prospectus supplement and the accompanying base prospectus (collectively, the “prospectus”) pursuant to a continuous offering program. In accordance with the terms of the distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through the sales agent, acting as our sales agent, or directly to the sales agent, acting as principal.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “BJRI”. On January 21, 2021, the last reported sale price of our common stock on Nasdaq was $46.21 per share.

Sales of shares of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers' transactions on Nasdaq or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The sales agent is not required to sell any specific number or dollar amount of shares of our common stock, but will act as our sales agent and use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, to sell on our behalf all of the shares of common stock requested to be sold by us in accordance with the distribution agreement. Under the terms of the distribution agreement, we may also sell shares of our common stock to the sales agent, acting as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate terms agreement with the Sales Agent.

We will pay the sales agent a commission of 3.00% of the gross sales price of the shares of our common stock sold through it under the distribution agreement. In connection with the sale of shares of our common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The net proceeds we receive will be the gross proceeds received from such sales less the commissions and any other costs we may incur in issuing the shares of our common stock. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. See “Plan of Distribution” for further information.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and accompanying prospectus, including "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, for a discussion of the factors that you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan

The date of this prospectus supplement is January 22, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement on Form S-3 (File No. 333-237813) that we filed with the Securities and Exchange Commission (the "SEC") on April 23, 2020 as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock, preferred stock, warrants, depository shares and units under the prospectus included in the registration statement from time to time at prices and on terms to be determined by market conditions at the time of the offering described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the sales agent have authorized any other party to provide you with different information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the sales agent are making an offer to sell shares in our common stock in any jurisdiction where the offer or sale is not permitted.

Before purchasing any securities, you should carefully read both this prospectus supplement, the accompanying base prospectus and any free writing prospectus, together with the additional information described under the heading “Incorporation of Certain Documents by Reference.” You should assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” This prospectus supplement, the accompanying base prospectus or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor the sales agent are making offers to sell any securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

In this prospectus supplement, references to the “company,” “BJ's,” “we,” “us” and “our” or similar terms are to BJ's Restaurants, Inc., a California corporation, and its operating subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, including the “Risk Factors” sections contained in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Business Overview

We are an owner and operator of casual dining restaurants. We are a national brand with brewhouse roots and a menu where craft matters. As of January 21, 2021, we own and operate 210 restaurants located in 29 states, and our proprietary craft beer is produced at several of our restaurants, our Temple, Texas brewpub locations and by independent third party brewers using our proprietary recipes. Our restaurants offer dine-in, take-out, delivery and large party catering. Current restrictions resulting from the COVID-19 pandemic have limited our dining room capacity or availability in many locations resulting in greater reliance on take-out and delivery in many of our restaurants. Due to the COVID-19 pandemic and the related restrictions, as of January 21, 2021, one of our 210 restaurants remains temporarily closed, 133 of our restaurants are serving guests in our dining rooms in a limited capacity, 16 of our restaurants are serving guests only on the patio or in other outdoor seating, and 60 of our restaurants are operating in a take-out and delivery only capacity, all while adhering to social distancing protocols.

BJ’s broad menu has something for everyone: slow-roasted entrees like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere.

We were incorporated in California in 1991. Our principal executive offices are located at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647, and our telephone number is (714) 500-2400. Our website is http://www.bjsrestaurants.com. The information on our website is not part of this prospectus supplement.

Please refer to our Current Report filed on Form 8-K on January 22, 2021 which is incorporated by reference herein, which contains a business update, preliminary results for the fourth quarter of fiscal 2020 and a summary of a recent amendment to our credit facility.

For additional information about us, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as listed under the heading “Incorporation of Certain Documents by Reference.”

The Offering

Common Stock Offered by Us	Shares of our common stock, no par value, having an aggregate offering price of up to $25,000,000.
Manner of Offering

“At the market offerings” that may be made from time to time through J.P. Morgan Securities LLC as sales agent using commercially reasonable efforts consistent with the sales agent’s normal trading and sales practices and applicable law and regulation. The sales agent is not required to sell any specific number or dollar amount of shares in our common stock. Under the terms of the distribution agreement, we may also sell shares of our common stock to the sales agent, acting as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate terms agreement with the Sales Agent. See “Plan of Distribution.”

Common Stock to be Outstanding After Offering

Up to 22,859,039 shares of common stock, assuming sales of 541,008 shares of our common stock in this offering at an offering price of $46.21 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on January 21, 2021. The actual number of shares issued will vary depending on the prices at which shares of common stock are sold in this offering.

Use of Proceeds

We retain broad discretion over the use of the net proceeds from the sale of shares of common stock offered hereby. We intend to use the net proceeds from the sale of shares of our common stock for working capital and other general corporate purposes, including capital expenditures and restaurant expansion, as well as to strengthen our balance sheet.

Risk Factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq Global Select Market Symbol	“BJRI”

The number of shares of our common stock to be outstanding after this offering is based on 22,318,031 shares of our common stock outstanding as of January 21, 2021, and excludes:

•1,602,707 shares of our common stock issuable upon options, restricted stock units and performance share units that are outstanding our Equity Incentive Plan as of January 21, 2021; and

•523,472 additional shares of our common stock reserved for future issuance under our Equity Incentive Plan, as of January 21, 2021.

RISK FACTORS

An investment in our common stock involves risk. Before making any investment decision, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement and accompanying prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 25, 2020, as amended by Amendment No. 1 thereto filed on April 22, 2020, and as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. To the extent the COVID-19 pandemic continues to adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in our Exchange Act reports. The risks included in this prospectus supplement and accompanying prospectus or described in our Exchange Act reports are not the only ones we face. Our operations could also be impaired by additional risks and uncertainties, some of which are described in the additional risk factor set forth below. If any of these risks and uncertainties develop into actual events, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business

The novel coronavirus (COVID-19) pandemic has disrupted our business, and health concerns arising from outbreaks of viruses, such as the COVID-19 pandemic, or other diseases, or regional or global health pandemics and any resulting government response may further disrupt our business, which has and could further materially affect our operations, and business and financial results.

The United States and other countries have experienced, or may experience in the future, outbreaks of viruses, such as the COVID-19 pandemic, norovirus, Avian Flu or “SARS,” and H1N1 or “swine flu,” or other diseases such as bovine spongiform encephalopathy, commonly known as “mad cow disease.” Health pandemics may cause customers to reduce the frequency of restaurant visits, avoid public gathering places, and local, regional or national governments might limit or ban public gatherings to halt or delay the spread of disease. The impact of a health pandemic on us might be disproportionately greater than on other casual dining concepts that have lower customer traffic and that depend less on the gathering of people. To the extent that a virus or disease is food-borne, or perceived to be food-borne, future outbreaks may adversely affect the price and availability of certain food products and cause our customers to eat less of a product.

Due to the COVID-19 pandemic and the related restrictions, as of the date and time of this prospectus, one of our 210 restaurants remains temporarily closed, 133 of our restaurants are serving guests in our dining rooms in a limited capacity, 16 of our restaurants are serving guests only on the patio or in other outdoor seating, and 60 of our restaurants are operating in a take-out and delivery only capacity, all while adhering to social distancing protocols. Local governmental restrictions and public perceptions of the risks associated with the COVID-19 pandemic have caused, and may continue to cause, consumers to avoid or limit gatherings in public places or social interactions, which could continue to adversely affect our business. In addition, our ability to maintain our supply chain and labor force may be adversely affected as a result of the continuation of the COVID-19 pandemic. We cannot predict the duration or scope of the COVID-19 pandemic or when unrestricted operations will return. Additionally, due to the restrictions placed on our operations, we may temporarily close more restaurants or dining rooms until local restrictions are lifted. We expect the COVID-19 pandemic to continue to negatively impact our financial results, and such impact could be material to our financial results, condition and prospects based on its longevity and severity.

Over the next several months, national, state and local jurisdictions could begin easing their restrictions on businesses; however, there are no assurances that easing of these restrictions will result in us returning to sales and profit levels we experienced prior to the COVID-19 pandemic. Additionally, the easing of these restrictions may continue to contain certain limitations to dining room capacity, social distancing regulations, personal protective equipment requirements and associated costs, operating hour restrictions and other limitations, and other restrictions or costs on our business that may prevent us from returning to prior sales and profit levels we experienced prior to the COVID-19 pandemic. Furthermore, there is no guarantee that state and local jurisdictions will ease their restrictions prior to any vaccine or therapeutics becoming widely available, or that states or local jurisdictions that do ease their restrictions do not reverse or roll-back their restrictions.

If the business interruptions caused by COVID-19 last longer than we expect, we may need to seek other sources of liquidity. The COVID-19 pandemic is adversely affecting the availability of liquidity generally in the credit markets, and there can be no guarantee that additional liquidity will be readily available or available on favorable terms, especially the longer the COVID-19 pandemic lasts.

Changes in off premise sales may affect our revenues, operating results and liquidity.

As a result of the COVID-19 pandemic, a higher portion of our sales are from the off-premise channel and are now material to our business. Delivery from our restaurants is primarily accomplished by utilizing third party delivery companies. These third party delivery companies require us to pay them a commission, which lowers our profit margin on those sales. Any negative press, whether true or not, regarding third party delivery companies or a decline in their business model may negatively impact our sales. If these third party delivery companies cease doing business with us, or cannot make their scheduled deliveries, or do not continue their relationship with us on favorable terms, it will have a negative impact on sales or result in increased third party delivery fees.

Risks Relating to this Offering and our Common Stock

The market price of our common stock has been and may continue to be volatile or may decline regardless of our operating performance.

The market price of our common stock has been and may continue to be volatile. In addition, the market price of our common stock may fluctuate significantly, and our shareholders may not be able to resell their shares at or above the price they paid for them, in response to a number of factors, most of which we cannot control, including:

•the ongoing implications of the COVID-19 pandemic on our business and operations, which include, among other things, temporary or prolonged closures or limited operations at our restaurants, reduced customer traffic at our restaurants, our ability to implement growth plans, adverse effects on the health of our workforce, our financial results and liquidity, and may also include increases in commodity costs and our ability to comply with covenants under our credit facility;

•any failure to meet investor or analyst expectations, particularly with respect to total restaurant operating weeks, number of restaurant openings, comparable restaurant sales, average weekly sales per restaurant, total revenues, operating margins and net income per share;

•temporary or long term changes in preferences or dining habits of our guests;

•actual or anticipated fluctuations in comparable restaurant sales or operating results, whether in our operations or in those of our competitors;

• changes in financial estimates or opinions by research analysts, either with respect to us or other casual dining companies;

•the public’s reaction to our press releases, other public announcements and our filings with the SEC;

•actual or anticipated changes in domestic or worldwide economic, political or market conditions, such as recessions or international currency fluctuations;

• changes in the consumer spending environment;

• changes in laws or regulations, or new interpretations or applications of laws and regulations, that are applicable to our business;

•changes in accounting standards, policies, guidance, interpretations or principles;

•short sales, hedging and other derivative transactions in the shares of our common stock;

•future sales or issuances of our common stock, including sales or issuances by us, our directors or executive officers and our significant shareholders;

• changes in our dividend policy;

•various market factors or perceived market factors, including rumors, involving us, our suppliers and distributors, whether accurate or not;

• announcements by us or our competitors of new locations, menu items, technological advances, significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

• the addition or loss of a key member of management; and

• changes in the costs or availability of key inputs to our operations.

In addition, we cannot assure that an active trading market for our common stock will continue which may affect our stock price and the liquidity of any investment in our common stock.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us, our business and our industry. If one or more analysts adversely change their recommendation regarding our shares or our competitors’ stock, our share price would likely decline. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we may lose visibility in the financial markets which, in turn, may cause our share price or trading volume to decline.

In addition, our stock price can be influenced by trading activity in our common stock or trading activity in derivative instruments with respect to our common stock as a result of market commentary (including commentary that may be unreliable or incomplete in some cases); changes in expectations about our business, our creditworthiness or investor confidence generally; actions by shareholders and others seeking to influence our business strategies; portfolio transactions in our stock by significant shareholders; or trading activity that results from the ordinary course rebalancing of stock indices in which our stock may be included.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation against those companies. Such litigation, if instituted, may result in substantial costs and a diversion of management attention and resources, which would significantly harm our profitability and reputation.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds from the sale of shares of our common stock for working capital and other general corporate purposes including to strengthen our balance sheet, principally as necessitated by the effects of the COVID-19 pandemic on our business, operations, results of operations, financial condition, cash flows and liquidity. We retain broad discretion over the use of the net proceeds from the sale of shares of common stock (particularly due to the significant uncertainties we face as a result of the current COVID-19 pandemic and the related impacts on our liquidity) and, accordingly, you will need to rely upon the judgment of our management with respect to the use of proceeds, potentially with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

Investors may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot predict the effect, if any, of future sales of our common stock on the value of our  common stock, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders, including investors who purchase shares of common stock pursuant to our at-the-market sales program.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise fund in new stock offerings.

The issue of our common stock in this offering could result in resales of our common stock by our current shareholders concerned about the potential dilution of their holdings. In addition, sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

We do not intend to pay dividends on shares of our common stock for the foreseeable future.

In light of the economic effects of the current COVID-19 pandemic and restrictions under our existing credit facility, we have suspended the payment of dividends for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future and as long as these conditions continue.

CAUTIONARY STATEMENT REGARDING USE OF FORWARD LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, any free writing prospectus that we have authorized in connection with this offering, and in any other public disclosures, both written and oral, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions used in this prospectus supplement that do not relate to historical facts are intended to identify forward-looking statements.

The forward-looking statements in this prospectus supplement or incorporated into this prospectus supplement by reference are not representations or guarantees of future performance and involve certain risks, uncertainties and assumptions. Many of such factors are beyond our control and are difficult to predict. As a result, our future actions, financial position, results of operations and the market price for our securities could differ materially from those expressed in any forward-looking statements. Readers are therefore cautioned not to place undue reliance on forward-looking statements. Such forward-looking statements speak only as of the date of this prospectus supplement or, in the case of any document incorporated by reference, as of the date of that document. We also do not intend to publicly update any forward-looking statements that may be made from time to time by us or on our behalf, whether as a result of new information, future events or otherwise, except as required by law and we expressly disclaim any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

“Forward-looking” statements include, among others, statements concerning:

• the ongoing implications of the COVID-19 pandemic on our business and operations, which include, among other things, closures of or reduced operating hours at our affected restaurants, elimination or reduction of dine-in service at our restaurants, reduced customer traffic at our restaurants, our ability to implement growth plans, adverse effects on the health of our workforce, loss of experienced restaurant personnel as a result of furloughs or terminations due to operational constraints, regular our financial results and liquidity, and may also include potential inability to obtain supplies, increases in commodity costs and our ability to comply with covenants under our credit facility;

•the rate and scope of our future restaurant development;

•the total domestic capacity for our restaurants;

• dates on which we will commence or complete the development and opening of new restaurants;

•expectations for consumer spending on casual dining restaurant occasions;

•the availability and cost of key commodities and labor used in our restaurants and brewing operations;

•menu price increases and their effect, if any, on revenue and results of operations;

•the effectiveness of our planned operational, menu, marketing and capital expenditure initiatives;

•capital requirement expectations and actual or available borrowings on our line of credit;

•projected revenues, operating costs, including commodities, labor and other expenses;

•shareholder dividend or share repurchase frequency and amount; and

•other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

The outcome of the matters described in these forward-looking statements is subject to risks, uncertainties and other factors described above and in the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” and under a similar heading in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, and other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Moreover, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference into this prospectus supplement.

USE OF PROCEEDS

We retain broad discretion over the use of the net proceeds from the sale of shares of common stock offered hereby.  We intend to use the net proceeds from the sale of shares of our common stock for working capital and other general corporate purposes, including capital expenditures and restaurant expansion, as well as to strengthen our balance sheet.

PLAN OF DISTRIBUTION

We have entered into a distribution agreement (the “distribution agreement”) with J.P. Morgan Securities LLC (which we refer to as the “sales agent”) under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $25,000,000 through the sales agent. Sales of our common stock, if any, may be made in transactions that are deemed to be “at the market offerings,” including sales made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market or into any other existing trading market for our common stock at market prices. The following summary of the material provisions of the distribution agreement does not purport to be a complete statement of its terms and conditions. A copy of the distribution agreement will be filed as an exhibit to a Current Report on Form 8-K and is incorporated by reference in this prospectus.

The sales agent will offer shares in our common stock subject to the terms and conditions of the distribution agreement on a daily basis or otherwise as agreed upon by us and the sales agent. We will designate the maximum amount of shares in our common stock to be sold through the sales agent on a daily basis or otherwise determine such maximum amount together with the sales agent. Subject to the terms and conditions of the distribution agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf the shares in our common stock we designate from time to time. We may instruct the sales agent not to sell shares in our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The sales agent will not be obligated to use its reasonable efforts to sell shares in our common stock at any price below the designated price. We or the sales agent may suspend the offering of shares in our common stock under the distribution agreement upon proper notice and subject to other conditions.

The sales agent will receive from us a commission of 3.00% of the gross sales price per share of our common stock for any shares sold pursuant to the distribution agreement and this prospectus. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.

The sales agent will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market each day on which shares of common stock are sold by the sales agent for us under the distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share and the net proceeds to us.

Settlement for sales of shares in our common stock will generally occur, unless otherwise agreed, on the second business day following the date on which any sales were made in return for payment of the net proceeds or gross sales price to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the distribution agreement, we also may sell our common stock to the sales agent as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate terms agreement with the sales agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

We will report in a prospectus supplement and/or our filings with the SEC under the Exchange Act at least quarterly the number of shares of our common stock sold through the sales agent under the distribution agreement, the net proceeds to us and the compensation paid by us to the sales agent in connection with the sales of our common stock.

In connection with the sale of shares in our common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent will be deemed to be underwriting commissions or discounts. We have agreed in the distribution agreement to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

The sales agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of the sales agent is a lender under our credit facility. Such affiliate may receive a portion of the proceeds from the sale of our common stock in this offering in the event that such proceeds are used to repay all or a portion of our loans under our credit facility.

In addition, in the ordinary course of their business activities, the sales agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

If the sales agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common stock under the distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agent and us.

The offering of our common stock pursuant to the distribution agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the distribution agreement and (ii) the termination of the distribution agreement by us and/or by the sales Agent.

We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the sales agent under the distribution agreement, will be approximately $250,000.

This prospectus supplement in electronic format may be made available on a website maintained by the sales agent and the sales agent may distribute this prospectus supplement electronically.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov.

We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon request, a copy of the information that has been incorporated into this prospectus supplement by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus supplement by reference). You should direct any requests for copies to:

BJ's Restaurants, Inc.

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

Attention: Shareholders’ Relations

Phone: (714) 500-2400

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Elkins Kalt Weintraub Reuben Gartside LLP, Los Angeles, California. Davis Polk & Wardwell LLP, New York, New York, is acting as counsel to the sales agent in connection with this offering.

EXPERTS

The consolidated financial statements of BJ’s Restaurants, Inc. appearing in BJ’s Restaurants, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of BJ’s Restaurants, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and BJ’s Restaurants, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 25, 2020, as amended by Amendment No. 1 thereto filed with the SEC on April 22, 2020;

•our Quarterly Reports on Form 10-Q for the fiscal quarters ended  March 31, 2020, June 30, 2020 and September 29, 2020, filed with the SEC on May 11, 2020, August 3, 2020 and November 2, 2020, respectively;

•our Current Reports on Form 8-K filed with the SEC on March 23, 2020, April 6, 2020, April 17, 2020, April 24, 2020, May 4, 2020, May 4, 2020, May 7, 2020, May 20, 2020, June 8, 2020, June 11, 2020, June 17, 2020, July 23, 2020, August 14, 2020, September 9, 2020, November 9, 2020 and November 30, 2020, and the Current Reports filed on January 22, 2021;

•all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above (other than any portion of such filings that are furnished under applicable SEC rules rather than filed); and

•the description of our common stock which is contained in its Registration Statement on Form 8-A filed September 24, 1996 (File No. 000-21423) pursuant to Section 12(g) of the Exchange Act, and any amendment or report filed with the SEC for the purpose of updating that description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement and accompanying prospectus, except as so modified or superseded.

PROSPECTUS

BJ'S RESTAURANTS, INC.

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

We, BJ's Restaurants, Inc., may, from time to time, offer and sell in one or more offerings:

•Shares of our common stock;

•Shares of preferred stock, in one or more series, which may be convertible or exchangeable for our common stock and may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

•Warrants to purchase any of the other securities that we may offer and sell under this prospectus;

•Any combination of these securities, individually or as units.

This prospectus describes some of the general terms that may apply to the offering of securities covered by this prospectus. The specific terms of any securities to be offered, and any other information relating to a specific offering of securities, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or a free writing prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus.

We may offer and sell our securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. In connection with an offering of securities hereunder, we will disclose the specific terms of the plan of distribution of such securities in the manner described above.

Our common stock is listed on The NASDAQ Global Select Market under the ticker symbol “BJRI.”

You should read this entire prospectus, the documents that are incorporated by reference into this prospectus and any prospectus supplement carefully before you invest in our securities.

Investing in our securities involves certain risks. Please see “Risk Factors” on page 3 and other information included and incorporated by reference in this prospectus, and in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or applicable prospectus supplement, for a discussion of the factors that you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we may provide a prospectus supplement. Any such prospectus supplement will contain specific information about the nature and terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information identified under the headings “Incorporation of Certain Documents By Reference” and “Where You Can Find More Information” before making your investment decision.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

In this prospectus, references (i) to the “company,” “BJ's,” “we,” “us” and “our” are to BJ's Restaurants, Inc., a California corporation, and its operating subsidiaries and (ii) to an applicable prospectus supplement may also refer to a free writing prospectus, in each case unless the context requires otherwise.

We have not authorized any underwriter, dealer, salesperson or any other person to provide you with different or additional information to that contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or the documents incorporated by reference into this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

THE COMPANY

BJ's Restaurants, Inc. is an owner and operator of casual dining restaurants. We are a national brand with brewhouse roots and a menu where craft matters. As of April 24, 2020, we own and operate 209 restaurants located in 29 states, and our proprietary craft beer is produced at several of our restaurants, our Temple, Texas brewpub locations and by independent third party brewers using our proprietary recipes. Our restaurants offer dine-in, take-out, delivery and large party catering.

BJ’s broad menu, with over 140 offerings, has something for everyone: slow-roasted entrees like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere.

We were incorporated in California in 1991. Our principal executive offices are located at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647, and our telephone number is (714) 500-2400.

Our website is www.bjsrestaurants.com. The information on our website is not part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 25, 2020, as amended by Amendment No. 1 thereto filed on April 22, 2020, and as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risks described in such reports are not the only ones we face. Our operations could also be impaired by additional risks and uncertainties, some of which are described in the additional risk factor set forth below. If any of these risks and uncertainties develop into actual events, our business, financial condition and results of operations could be materially and adversely affected. Additional risks may be included in a prospectus supplement relating to a particular offering of securities.

The COVID-19 pandemic and responses thereto have had an adverse effect that is material to our business.

The COVID-19 pandemic has significantly impacted business conditions throughout the United States. In response to the pandemic, federal, state and local governments have imposed “stay at home” orders and other restrictions or limitations on operations of many businesses, including bars and restaurants, in jurisdictions where our restaurants are located. As of April 23, 2020, we temporarily have closed four of our 209 restaurants, and all of our remaining restaurants are only offering take-out and delivery options. These developments have caused a material adverse impact on the Company’s results of operations, financial condition and cash flows. We are unable to predict when we will be able to resume full restaurant operations since our ability to reopen will depend in part on governmental action. In addition, once restrictions are lifted, it is unclear how quickly customers will return to our restaurants, which may be a function of continued concerns over safety and/or depressed consumer sentiment due to adverse economic conditions, including job losses.

The ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows will depend on our ability to have sufficient liquidity (whether through existing resources or through future financing transactions) until such time as our restaurants can again generate revenue and profits capable of supporting our ongoing operations. While we continue to take steps to preserve capital, including by furloughing a significant portion of our restaurant personnel, reducing pay and benefits for many of our salaried employees, cutting back capital spending, suspending payment of rent, terminating payment of dividends and share repurchases, and halting new restaurant openings, there can be no assurance that such steps will be sufficient to assure that we have adequate capital resources.

CAUTIONARY STATEMENT CONCERNING

FORWARD LOOKING STATEMENTS

Certain matters discussed in this prospectus and in other public disclosures, both written and oral, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. Words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions used in this prospectus or in any applicable supplement that do not relate to historical facts are intended to identify forward-looking statements.

The forward-looking statements in this prospectus or incorporated into this prospectus or in any applicable prospectus supplement by reference are not representations or guarantees of future performance and involve certain risks, uncertainties and assumptions. Many of such factors are beyond our control and are difficult to predict. As a result, our future actions, financial position, results of operations and the market price for our securities could differ materially from those expressed in any forward-looking statements. Readers are therefore cautioned not to place undue reliance on forward-looking statements. Such forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement or document incorporated by reference, as of the date of that prospectus supplement or document. We also do not intend to publicly update any forward-looking statements that may be made from time to time by us or on our behalf, whether as a result of new information, future events or otherwise, except as required by law and we expressly disclaim any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from any offering of securities by us for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following description sets forth certain general terms and provisions of the common stock and preferred stock to which any prospectus supplement may relate.

In this “Description of Capital Stock” section, when we refer to “we,” “us” or “our” or when we otherwise refer to ourselves, we mean BJ's Restaurants, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

The following description summarizes important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. This description is in all respects subject to and qualified in its entirety by reference to: (i) our Amended and Restated Articles of  Incorporation, as amended, and our Bylaws, as amended and restated, each of which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the SEC on February 25, 2020), (ii) any certificate of determination relating to each series of preferred stock, which will be filed with the SEC in connection with an offering of such series of preferred stock and (iv) the relevant portions of the California General Corporation Law ("CGCL").

Our authorized capital stock consists of 125,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value.

Common Stock

General. As of April 22, 2020, 18,760,619 shares of our common stock were outstanding.

Dividends. Subject to any preferential rights of any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our board of directors. The payment of dividends on the common stock is a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Voting Rights. The holders of shares of common stock are entitled to one vote for each share on all matters voted on by shareholders, and possess all voting power, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of our preferred stock. Provided a quorum has been properly established in accordance with our bylaws, the holders of a plurality of shares of common stock voting for the election of our directors can elect all of the directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect directors. Shareholders are entitled to cumulate their votes in the election of directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit.

Our board of directors has adopted a majority voting policy which provides for majority voting for directors in uncontested elections. Under our majority voting policy, which is part of our Corporate Governance Guidelines, a director nominee must receive more “For” votes than “Withhold” votes. Abstentions will have no effect on the director election since only “For” and “Withhold” votes with respect to a nominee will be counted. Any incumbent director nominee who receives a greater number of “Withhold” votes than “For” votes with respect to his or her election is required to tender his or her resignation within 15 days of the final vote. Our board of directors, within 90 days of receiving the certified voting results pertaining to the election, will decide whether to accept the resignation of any unsuccessful incumbent, or whether other action should be taken, through a process managed by the Governance and Nominating Committee of our board of directors.

Subject to the rights of any outstanding series of preferred stock and except as otherwise required by law or pursuant to the listing standards of the exchange on which our securities are listed, in all matters other than the election of directors, a merger, consolidation or sale of all or substantially all of our assets, or an amendment of our bylaws or certain provisions of our articles of incorporation, the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at a meeting of shareholders and entitled to vote on the subject matter is required for approval, provided a quorum is established.

Pursuant to the CGCL, the affirmative vote of the holders of a majority of the shares of our outstanding capital stock entitled to vote on a merger, consolidation or sale of all or substantially all of our assets is required for approval of such events. An amendment of our bylaws (to the extent submitted to shareholders for approval) or an amendment of our Articles of Incorporation also requires the affirmative vote of the holders of a majority of the shares of our outstanding capital stock entitled to vote.

Liquidation Rights. Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights. Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

As of the date of this prospectus, 5,000,000 shares of undesignated preferred stock are authorized, none of which are outstanding. The board of directors has the authority, without further action by the shareholders, to issue from time to time the undesignated preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional, or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights, and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock and may have the effect of delaying, deferring or preventing a change in control of our company.

Certain Anti-takeover Effects

General. Our articles of incorporation, our bylaws and the CGCL contain certain provisions that could (1) delay or make more difficult some transactions involving an actual or potential change of control of our company, (2) may limit the ability of shareholders to remove current directors or management or approve a transaction that a majority of our shareholders may deem to be in their best interests and, (3) could adversely affect the price of our securities. Set forth below is a description of the provisions contained in our articles of incorporation and bylaws and the CGCL that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, as well as the CGCL.

Anti-Takeover Provisions. Section 1203 of the CGCL includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, if an “interested person” makes an offer to purchase the shares of some or all of our shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested person” if the person directly or indirectly controls our company, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our officers or directors holds a material financial interest. If after receiving an offer from such an “interested person” we receive a subsequent offer from a neutral third party, then we must notify our shareholders of this offer and afford each of them the opportunity to withdraw their consent to the “interested person” offer.

Section 1203 and other provisions of California law could make it more difficult for a third party to acquire a majority of our outstanding voting stock, by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares, or effect a proxy contest for control of our company or other changes in our management.

Shareholder Action; Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of persons for election to the board of directors. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the shareholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next shareholder meeting shareholder actions that are favored by the holders of a majority of our outstanding voting securities.

Shareholder Rights Plans. Our board of directors has the authority to adopt a shareholder rights plan, rights agreement or any other form of distribution to shareholders which is designed to or has the effect of making an acquisition of large holdings of our shares of common stock more difficult or expensive.

Limitations on Liability and Indemnification of Directors and Officers

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the CGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

NASDAQ Global Select Market

Our common stock is listed on The NASDAQ Global Select Market under the symbol "BJRI."

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of our common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•the title of the warrants;

•the aggregate number of warrants offered;

•the designation, number and terms of the common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted, if any;

•the exercise price of the warrants;

•the dates or periods during which the warrants are exercisable;

•the designation and terms of any securities with which the warrants are issued;

•if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable, if ever;

•any minimum or maximum amount of warrants that may be exercised at any one time; and

•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

This description of the terms of depositary shares sets forth certain general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and this description.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any deposit agreement with the SEC, and you should read the deposit agreement for provisions that may be important to you.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•a description of the terms of any unit agreement governing the units;

•a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•whether the units will be issued in fully registered or global form.

The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units. You should read such filings for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell securities offered hereby from time to time in one or more transactions, including without limitation:

•directly to one or more purchasers;

•through agents;

•in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, or a securities exchange or otherwise;

•to or through underwriters, brokers or dealers; or

•through a combination of any of these methods.

A distribution of securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of our common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of our common stock received from us to close out its short positions;

•sell securities short and redeliver such shares to close out our short positions; or

•enter into option or other types of transactions that require us to deliver to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus.

We may sell our securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•the terms of the securities to which such prospectus supplement relates;

•the name or names of any underwriters, dealers or agents;

•the name or names of any managing underwriter or underwriters;

•the purchase price of the securities and the proceeds we will receive from the sale;

•any delayed delivery arrangements;

•any underwriting discounts and other items constituting underwriters’ compensation;

•any commissions paid to dealers or agents;

•the terms of any arrangement entered into with any dealer or agent; and

•any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

Sales Directly to Purchasers. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

Use of Underwriters and Agents. If underwriters are used in the sale of securities, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in a prospectus supplement. Unless the applicable prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the applicable prospectus supplement.

We may engage in “at the market” offerings only of our common stock. An “at the market” offering is defined in Rule 415(a)(4) under the Securities Act, as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

Deemed Underwriters. In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Derivative Transactions. We may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or any securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders. We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Indemnification and Other Relationships. We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Listing of Securities. Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for the common stock, which is listed on The NASDAQ Global Select Market, and any underwriters or dealers will not be obligated to make a market in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon request, a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus by reference). You should direct any requests for copies to:

BJ's Restaurants, Inc.

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

Attention: Shareholders’ Relations

Phone: (714) 500-2400

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Elkins Kalt Weintraub Reuben Gartside LLP, Los Angeles, California. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BJ’s Restaurants, Inc. appearing in BJ’s Restaurants, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of BJ’s Restaurants, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and BJ’s Restaurants, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement with the SEC under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that we make in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about us or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the termination of the offering under this prospectus and any applicable prospectus supplement. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. However, any information contained herein shall modify or supersede information contained in documents we filed with the SEC before the date of this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC:

•our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 25, 2020, as amended by Amendment No. 1 thereto filed with the SEC on April 22, 2020;

•all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above; and

•the description of our common stock which is contained in its Registration Statement on Form 8-A filed September 24, 1996 (File No. 000-21423) pursuant to Section 12(g) of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or periodic report to stockholders or document that is not deemed filed under such provisions. For purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

BJ'S Restaurants, Inc.

Up to $25,000,000 maximum aggregate offering price

Common Stock

PROSPECTUS SUPPLEMENT

January 22, 2021

J.P. Morgan